Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement No. 333-59765 of Lincoln Benefit Life Company (the "Company"), on Form S-3 of our report dated March 9, 2007, relating to the financial statements and financial statement schedules of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006, to its use in the Statement of Additional Information (included as part of Registration Statement No. 333-50545 of Lincoln Benefit Life Variable Annuity Account (the "Account")), which is incorporated by reference in the Prospectus of the Account, to the use of our report dated March 14, 2007 on the financial statements of the sub-accounts of the Account, also appearing in the Statement of Additional Information, and to the reference to us under the heading "Experts" in Exhibit 99(a) of Part II of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 16, 2007